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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14 , 2002

MacroPore, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32501	330-827-593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Top Gun Street
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 458-0900
(Registrant's telephone number, including area code)

(Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On May 8, 2002, the Audit Committee of the Board of Directors of MacroPore, Inc. (the "Company") approved the appointment of KPMG LLP ("KPMG") to serve as the Company's independent accountants for the fiscal year ended December 31, 2002, subject to negotiation of a satisfactory form of engagement letter. KPMG was engaged as the Company's independent accountants on June 14, 2002. KPMG replaces Arthur Andersen LLP, which had served the Company from December 2000 until May 20, 2002. The Audit Committee of the Board of Directors of the Company is responsible for the selection and replacement of the Company's independent accountant.

        During the fiscal years ended December 31, 2001 and 2000, and the interim period January 1, 2002 through June 14, 2002, the Company did not consult with KPMG on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in paragraph (a)(2)(i) and (ii) of Item 304 of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE, INC., a Delaware corporation
Date: June 14, 2002	By:	/s/ CHRISTOPHER J. CALHOUN Christopher J. Calhoun Vice Chairman, Chief Executive Officer President and Secretary

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SIGNATURES